UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2006

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

An Amendment to the ASP Agreement between Union Bank of California, N.A. and Smart Online was signed on May 19, 2006, which Amendment will be effective on June 16, 2006. The Amendment renews the term of the Agreement between the parties for an additional one year term, commencing on June 16, 2006. Union Bank of California has sole discretion to renew the Agreement for successive one year periods. The original term of the Agreement was for two years, commencing on June 16, 2004.

Pursuant to the Amendment, Union Bank of California will continue to pay Smart Online a monthly maintenance and hosting fee during the one year renewal term. Gross revenue for the "Private Label Syndication Website," developed by Smart Online, shall be split between Union Bank of California and Smart Online, and paid on a quarterly basis.

We enter into agreements with our integration and syndication partners in the ordinary course of our business. It is not our policy to report on Form 8-K ordinary course of business contracts, or their renewals or terminations. However, in light of recent events related to the suspension of trading of our securities, we have determined to report this contract renewal. We, however, disclaim any duty to report renewals of ordinary course of business contracts in the future. Consequently, investors should not interpret the absence of such reports in the future as any indication that renewals have not occurred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

May 23, 2006	By:	/s/ Michael Nouri

Name: Michael Nouri
Title: President and Chief Executive Officer